EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Scott Epperson, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the GS Mortgage Securities Trust 2017-GS7 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Lafayette Centre  Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Lafayette Centre  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Lafayette Centre Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Lafayette Centre  Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the Lafayette Centre  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Lafayette Centre Mortgage Loan, Wells Fargo Bank, National Association, as Primary Servicer for the One West 34th Street  Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One West 34th Street  Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One West 34th Street  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One West 34th Street  Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the One West 34th Street  Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One West 34th Street  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the West 34th Street Mortgage Loan, KeyBank National Association, as Primary Servicer for the Olympic Tower  Mortgage Loan, Green Loan Services, LLC, as Special Servicer for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Olympic Tower Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Olympic Tower  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Olympic Tower Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the CH2M Global Headquarters  Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the CH2M Global Headquarters Mortgage Loan prior to May 2, 2023, K-Star Asset Management LLC, as Special Servicer for the CH2M Global Headquarters Mortgage Loan on and after May 2, 2023, Wells Fargo Bank, National Association, as Trustee for the CH2M Global Headquarters  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the CH2M Global Headquarters  Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the CH2M Global Headquarters  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the CH2M Global Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 1999 Avenue of the Stars  Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the 1999 Avenue of the Stars  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the 1999 Avenue of the Stars  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the 1999 Avenue of the Stars  Mortgage Loan, Pentalpha Surveillance LLC, as Operating Advisor for the 1999 Avenue of the Stars  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the 1999 Avenue of the Stars Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Marriott Grand Cayman  Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for the Marriott Grand Cayman  Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the Marriott Grand Cayman  Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Marriott Grand Cayman  Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Marriott Grand Cayman  Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Marriott Grand Cayman Mortgage Loan.

Dated: March 19, 2024

/s/ Scott Epperson

Scott Epperson

Chief Executive Officer

(senior officer in charge of securitization of the depositor)